UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

to Section 13 or 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2020

EXTRACTION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37907	46-1473923
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 5300 Denver, Colorado 80202 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 557-8300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	XOG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

On June 14, 2020 (the “Petition Date”), Extraction Oil & Gas, Inc. (“Extraction”) and certain of its wholly-owned subsidiaries (collectively, the “Company”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company has filed a motion with the Bankruptcy Court seeking joint administration of the chapter 11 cases under the caption In re Extraction Oil & Gas, Inc., et al. (the “Chapter 11 Cases”).

The Company continues to operate its businesses and manage its properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure the Company’s ability to continue operating in the ordinary course of business and minimize the effect of the Restructuring (as defined below) on the Company’s customers and employees, the Company filed motions with the Bankruptcy Court seeking a variety of “first day” relief, including the authority to pay employee wages and benefits, to pay certain vendors and suppliers for goods and services provided both before and after the Petition Date, and other customary operational and financing relief.

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On June 14, 2020, the Company entered into a Restructuring Support Agreement (the “RSA”) with (i) significant holders of its 7.375% senior unsecured notes due 2024 (the “2024 Senior Notes”) issued pursuant to that certain indenture, dated as of August 1, 2017, by and among Extraction, as issuer, certain guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee (such trustee, “WSFS” and such indenture, the “2024 Senior Notes Indenture”) and (ii) significant holders (such holders, together with the foregoing significant holders under the 2024 Senior Notes, the “Consenting Stakeholders”) of its 5.625% senior unsecured notes due 2026 (the “2026 Senior Notes” and, together with the 2024 Senior Notes, the “Senior Notes”) issued pursuant to that certain indenture, dated as of January 25, 2018, by and among Extraction, the subsidiary guarantors party thereto and WSFS, as trustee (the “2026 Senior Notes Indenture” and, together with the 2024 Senior Notes Indenture, the “Senior Notes Indentures”). The RSA contemplates a chapter 11 plan (the “Plan”) implementing (a) a sale to, or combination or merger with, a third party involving all or substantially all of the Company’s restructured equity or assets pursuant to one or more transactions that the Company determines, in the exercise of its business judgment, satisfies certain requirements set forth in the RSA (a “Combination Transaction”) or (b) a pre-arranged financial restructuring that leaves unimpaired all holders of secured debt and provides meaningful recoveries to junior constituencies, including holders of general unsecured claims and existing equity interests in the Company.

Under the RSA, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support a Combination Transaction that is reasonably acceptable to the Consenting Stakeholders or a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interest in, and certain other obligations of the Company, on the terms set forth in the RSA pursuant to the Plan to be filed in the Chapter 11 Cases. The Company expects to file a motion seeking approval of guidelines governing the submission of proposals in connection with the process related to the Combination Transaction within 10 days after the Petition Date.

If a Combination Transaction is not pursued, the Plan will be based on the terms set forth in the restructuring term sheet attached to and incorporated into the RSA (the “Restructuring Term Sheet”), and the various related transactions set forth in or contemplated by the Restructuring Term Sheet, the DIP Facility Term Sheet (as defined below), and the other restructuring documents attached to the RSA (such transactions described in, and in accordance with the RSA, the “Restructuring Transactions”), which, among other things, contemplates:

•	the Company obtaining confirmation of the Plan, which shall be on terms consistent with the RSA and the Restructuring Term Sheet, no later than 123 calendar days after the Petition Date;

•	on the effective date of the Plan (the “Plan Effective Date”), holders of claims under the Amended and Restated Credit Agreement, dated as of August 16, 2017, by and among Extraction, as borrower, the subsidiary guarantors party thereto, the lenders from time to time thereto (the “RBL Lenders”), and Wells Fargo Bank, National Association, as administrative agent (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Revolving Credit Agreement”), will, in full and final satisfaction of their claims (a) be reinstated under an amended conforming revolving credit agreement or (b) receive payment in full in cash as set forth in the Plan, and, if applicable, the facility shall be terminated in connection with the Chapter 11 Cases;

•	on the Plan Effective Date, holders of claims under the Senior Notes Indentures (“Senior Notes Claims”) will receive, in full and final satisfaction of their claims: (i) in the event of a Combination Transaction, their pro rata share of 97% of (a) the new common stock (the “New Common Stock”) of Extraction, as reorganized pursuant to and under the Plan (“Reorganized Extraction”), pro forma for the Combination Transaction, subject to dilution by the Management Incentive Plan (as defined below), the Backstop Commitment Premium (as defined in the RSA), and the New Warrants (as defined below) (such allocation, the “Equity Allocation”) or (b) the cash proceeds from the Combination Transaction (the “Alternative Allocation”); or (ii) in the event of a Stand-Alone Restructuring, their pro rata share of (a) 97% of the Equity Allocation and (b) 97% of the subscription rights (the “Senior Noteholder Subscription Rights”) to purchase the New Common Stock in accordance with the terms and conditions of the Equity Rights Offering Documents (as defined in the RSA);

•	on the Plan Effective Date, (i) in the event of a Combination Transaction, holders of trade claims that are not expressly assumed by the Combination Transaction partner pursuant to the Combination Transaction will be treated as non-funded debt general unsecured obligations; or (ii) in the event of a Stand-Alone Restructuring, holders of trade claims will receive, in full and final satisfaction of their claims, payment in full on the Plan Effective Date or otherwise in the ordinary course of the Debtors’ business, and the remaining trade claims will be treated as general unsecured claims;

•	on the Plan Effective Date, holders of claims arising from non-funded debt general unsecured obligations will receive, in full and final satisfaction of their claims, (i) in the event of a Combination Transaction, their pro rata share of 97% of (x) the Equity Allocation pro forma for the Combination Transaction and/or (y) the Alternative Allocation; or (ii) in the event of a Stand-Alone Restructuring, their pro rata share of 97% of the Equity Allocation.

•	on the Plan Effective Date, existing preferred interests in the Company (the “Existing Preferred Interests”) will be cancelled, released, and extinguished, and will be of no further force and effect and each holder of an existing preferred interest will receive, in full and final satisfaction of such Existing Preferred Interest: (i) in the event of a Combination Transaction, its pro rata share of (a) 1.5% of (x) the Equity Allocation pro forma for the Combination Transaction and/or (y) the Alternative Allocation, (b) 50% of the Tranche A Warrants (as defined below), and (c) 50% of the Tranche B Warrants (as defined below); or (ii) in the event of a Stand-Alone Restructuring, (a) 1.5% of the Equity Allocation, (b) 1.5% of the subscription rights to purchase the New Common Stock in accordance with the terms and conditions of the Equity Rights Offering Documents, (c) 50% of the Tranche A Warrants, and (d) 50% of the Tranche B Warrants;

•	on the Plan Effective Date, existing common interests in the Company (“Existing Common Interests”) will be cancelled, released, and extinguished, and will be of no further force and effect and each holder of an Existing Common Interest will receive, in full and final satisfaction of such Existing Common Interest: (i) in the event of a Combination Transaction, its pro rata share of (a) 1.5% of (x) the Equity Allocation pro forma for the Combination Transaction and/or (y) the Alternative Allocation, (b) 50% of the Tranche A Warrants, and (c) 50% of the Tranche B Warrants; or (ii) in the event of a Stand-Alone Restructuring, (a) 1.5% of the Equity Allocation, (b) 1.5% of the subscription rights to purchase the New Common Stock in accordance with the terms and conditions of the Equity Rights Offering Documents, (c) 50% of the Tranche A Warrants, and (d) 50% of the Tranche B Warrants;

•	on the Plan Effective Date, holders of claims arising from the DIP Facility (as defined below) will receive on the Plan Effective Date, in full and final satisfaction of such claims, cash or such other consideration as the DIP Lenders (as defined below) agree in their sole discretion;

•	on the Plan Effective Date, cash payment in full of all administrative expense claims, priority tax claims, other priority claims, and other secured claims or other such treatment rendering such claims unimpaired, including reinstatement pursuant to section 1124 of the Bankruptcy Code or delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

•	on the Plan Effective Date, and in accordance with the terms of the RSA, Reorganized Extraction will issue to the holders of Existing Preferred Interests and Existing Common Interests (i) new tranche A warrants, with a 4-year tenor, exercisable into 10% of New Common Stock, struck at an equity value implying a 110% recovery to the Senior Notes on the face value of their claims (including accrued interest through the Plan Effective Date), subject to dilution by the Management Incentive Plan (the “Tranche A Warrants”), and (ii) new tranche B warrants, with a 5-year tenor, exercisable into 5% of New Common Stock, struck at an equity value implying a 125% recovery to the Senior Notes on the face value of their claims (including accrued interest through the Plan Effective Date), subject to dilution by the Management Incentive Plan (the “Tranche B Warrants,” together with the Tranche A Warrants, the “New Warrants”). The New Warrants will not include Black Scholes or similar protections in the event of a sale, merger, or similar transaction prior to exercise.

•	on the Plan Effective Date, (i) in the event of a Combination Transaction, customary cash incentives will be provided to the management with an aggregate value that is no less than the value of the MIP Equity (as defined below), or (ii) in the event of a Stand-Alone Restructuring, the Plan will provide for the establishment of a post-emergence management incentive plan to be adopted by the New Board (the “Management Incentive Plan”), which will include (a) restricted stock units, options, New Common Shares, or other rights exercisable, exchangeable, or convertible into New Common Shares representing up to 10% of the New Common Shares on a fully diluted and fully distributed basis (the “MIP Equity”) and (b) other terms and conditions customary for similar type equity plans, and otherwise in form and substance reasonably acceptable to the Required Consenting Senior Noteholder (as defined in the RSA);

In accordance with the Restructuring Support Agreement, the Consenting Stakeholders agreed, among other things, to: (i) support the Restructuring Transactions as contemplated by, and within the timeframes outlined in, the Restructuring Support Agreement and the definitive documents governing the Restructuring Transactions; (ii) not take any action, directly or indirectly, to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (iii) vote each of its Senior Notes Claims to accept the Plan; and (iv) not transfer Senior Notes Claims held by each Consenting Stakeholder except with respect to limited and customary exceptions, including requiring any transferee to either already be bound or become bound by the terms of the Restructuring Support Agreement.

In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to: (i) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement; (ii) support and take all steps reasonably necessary and desirable to obtain entry of (a) the final order of the Bankruptcy Court (as defined below) authorizing the Company’s entry into the DIP Facility Documents (as defined below), (b) the order of the Bankruptcy Court approving the Plan disclosure statement pursuant to section 1125 of the Bankruptcy Code and (c) the Bankruptcy Court’s order confirming the Plan; and (iii) not, directly or indirectly, object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions.

Debtor-in-Possession Financing

On June 14, 2020, and prior to the commencement of the Chapter 11 Cases, the Company entered into a commitment letter (the “Commitment Letter) with certain of the RBL Lenders, including Wells Fargo Bank, National Association, (the “Commitment Parties”) pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Commitment Parties have agreed to provide the Company (the “DIP Credit Parties”) with a superpriority senior secured debtor-in-possession credit facility (the “DIP Facility”) comprised of (x) an aggregate principal amount of $50,000,000 (the “New DIP Facility”) comprised of $15,000,000 available upon entry of the Interim DIP Order (the “Interim DIP Facility) and the balance available upon entry of the Final DIP Order and (y) an aggregate principal amount of $75,000,000 currently outstanding under the Revolving Credit Agreement provided by the Commitment Parties that will be rolled into the DIP Facility and deemed outstanding under the DIP Facility upon entry of the Final DIP Order.

All loans outstanding under the DIP Facility bear interest at an adjusted LIBOR plus 5.75% per annum. During the continuance of an event of default, the outstanding amounts under the DIP Facility bear interest at an additional 2.00% per annum above the interest rate otherwise applicable. The DIP Facility contains an unused line fee of 0.50% per annum of the average daily undrawn amount of (i) prior to the Final DIP Order, the Interim DIP Facility and (ii) following entry of the Final DIP Order, the New DIP Facility.

The terms and conditions of the DIP Facility are set forth in the debtor-in-possession financing facility term sheet, attached to and incorporated into the RSA (the “DIP Term Sheet”). The DIP Facility includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size.

The DIP Credit Facility is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Credit Facility, as approved by the Bankruptcy Court.

The foregoing description of the RSA, including the Restructuring Term Sheet and the DIP Term Sheet attached thereto, does not purport to be complete and is qualified by reference to the full text of the RSA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the caption “Debtor-in-Possession Financing” in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	the Revolving Credit Agreement;

•	the 2024 Senior Notes; and

•	the 2026 Senior Notes.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Tripartite Agreement

On June 11, 2020 (the “Tripartite Agreement Effective Date”), Extraction, the borrower, entered into a resignation, appointment and acceptance agreement (the “Tripartite Agreement”) with Wells Fargo Bank, National Association (in such capacity, the “Resigning Trustee”) and WSFS (in such capacity, the “Successor Trustee”) with respect to the Senior Notes pursuant to the Senior Notes Indentures.

The Tripartite Agreement provides that, as of the Tripartite Agreement Effective Date, (1) the Resigning Trustee assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, titles and interests under the Senior Notes Indentures and all of its rights, titles, interests, capacities, privileges, duties and responsibilities as trustee, registrar and paying agent under each of the Senior Notes Indentures; (2) Extraction accepts the resignation of the Resigning Trustee as trustee, registrar and paying agent under each of the Senior Notes Indentures and appoints the Successor Trustee as trustee, registrar and paying agent under each of the Senior Notes Indentures; and (3) the Successor Trustee accepts its appointment as trustee, registrar and paying agent under each of the Senior Notes Indentures, as applicable, and shall be vested with all of the rights, title, interests, capacities, privileges, duties and responsibilities of the trustee, registrar and paying agent under each of the Senior Notes Indentures; provided, however, that the resignation of the Resigning Trustee and the appointment of the Successor Trustee in its capacities as registrar and paying agent under each of the Senior Notes Indentures is not effective until the earlier of (i) ten (10) business days following the Tripartite Agreement Effective Date or (ii) the date on which the Depository Trust Company swings the position of the Resigning Trustee to the Successor Trustee.

The foregoing description of the Tripartite Agreement does not purport to be complete and is qualified by reference to the full text of the Tripartite Agreement, a copy of which is filed herewith and as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Cleansing Material

On or around April 29, 2020, Extraction entered into confidentiality agreements (collectively, the “NDAs”) with certain creditors. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to such creditors (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report as Exhibit 99.1

Press Release

In connection with the filing of the Chapter 11 Cases, Extraction issued a press release on June 14, 2020, a copy of which is attached as Exhibit 99.2 to this Form 8-K.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claim agent, KCC, at http://www.kccllc.net/extractionog, or by calling (866) 571-1791 (toll-free).

The information included in this Form 8-K under Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events.

Extraction cautions that trading in Extraction’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Extraction’s securities may bear little or no relationship to the actual recovery, if any, by holders of Extraction’s securities in the Chapter 11 Cases. Extraction expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein concerning, among other things, the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court, the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents, the length of time that the Company will operate under Chapter 11 protection, risks associated with third-party motions in the Chapter 11 Cases, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated June 14, 2020, by and among the Company and the Consenting Noteholders.
10.2	Tripartite Agreement, dated June 11, 2020, by and among Extraction, the Resigning Trustee and the Successor Trustee.
99.1	Cleansing Material.
99.2	Press Release, dated June 14, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRACTION OIL & GAS, INC.

	By:	/s/ Tom L. Brock
Name: Tom L. Brock
Title: Vice President and Chief Accounting Officer
Date: June 15, 2020